UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

New England Realty Associates Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
39 Brighton Avenue
Allston, Massachusetts 02134

Proxy Statement for the Election of Advisory Committee Members

June 29, 2007

General Information

This Proxy Statement is furnished to holders (the “Limited Partners”) of Class A Limited Partnership Units (the “Class A Units”) and Class B Limited Partnership Units (the “Class B Units,” and together with the Class A Units, the “Limited Partnership Units”) of New England Realty Associates Limited Partnership (the “Partnership”), in connection with the solicitation by the board of directors of NewReal, Inc., our general partner (the “General Partner”), of proxies in the accompanying form for use in electing and qualifying successors to fill vacancies on the Partnership’s Advisory Committee.

This Proxy Statement and the accompanying proxy card are first being mailed to the holders of Limited Partnership Units on or about Friday, June 29, 2007.

The Partnership has an Advisory Committee composed of Limited Partners who are not general partners or affiliates of the Partnership. The Advisory Committee meets with the General Partner to review the progress of the Partnership, assist the General Partner with policy formation, review the appropriateness, timing and amount of proposed distributions, approve or reject proposed acquisitions and investments with affiliates, and advise the General Partner on various other Partnership affairs. Pursuant to the Partnership’s Second Amended and Restated Contract of Limited Partnership (the “Partnership Agreement”), the Advisory Committee has no binding power except that it must approve certain investments and acquisitions or sales by the Partnership from or with affiliates of the Partnership. Thomas Raffoul and Conrad DiGregorio are the current members of the Advisory Committee.

The Partnership Agreement provides that the number of members of the Advisory Committee shall be fixed at three, and any vacancies shall be filled by the remaining member(s) of the Advisory Committee, subject to the approval of a majority of votes cast by the holders of the issued and outstanding Limited Partnership Units, voting as a single class (the “Required Majority”). There is currently a vacancy on the Advisory Committee. Messrs. Raffoul and DiGregorio have selected three nominees for qualification and election to the Advisory Committee.

Solicitation and Voting Procedures

Solicitation.   The solicitation of proxies will be conducted by mail, and the Partnership will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials and reimbursements paid to brokerage firms, custodians and fiduciaries and others for their expenses incurred in forwarding solicitation material to beneficial owners of the Limited Partnership Units. The General Partner may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

Voting.   The Partnership has fixed Friday, June 22, 2007 (the “Record Date”) as the date for the determination of Limited Partners who are entitled to vote to elect and qualify successors to fill vacancies on the Advisory Committee and set Monday, August 6, 2007, as the deadline for submission of proxies. At the close of business on the Record Date, there were outstanding and entitled to vote 5,960 Class A Units, 1,324,176 Depositary Receipts (each of which is exchangeable for one-tenth of a Class A Unit), and 33,015 Class B Units. Each Class A Unit and Class B Unit is entitled to one vote, and each Depositary Receipt is entitled to such number of votes as Class A Units into which it is exchangeable. Under Massachusetts law,

Limited Partners will not have appraisal or similar rights in connection with the proposal set forth in this Proxy Statement.

Any nominee that receives that number of affirmative votes which equals or exceeds the Required Majority shall be qualified to be appointed to fill vacancies on the Advisory Committee. The nominee that receives the highest number of affirmative votes cast in his favor shall, assuming such number of votes equals or exceeds the Required Majority, be immediately appointed by Messrs. Raffoul and DiGregorio to fill the current vacancy on the Advisory Committee.

Revocability of Proxies.   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to: Proxy Services, c/o Computershare Investor Services, P. O. Box 43078, Providence, RI 02940-3078, a written notice of revocation or a properly executed proxy bearing a later date before Monday, August 6, 2007, the deadline for submission of proxies.

Voting Procedure.   Votes will be tabulated by Computershare. Limited Partnership Units represented by a properly executed and delivered proxy will be voted in accordance with their instructions. Limited Partners who (i) abstain from voting, (ii) beneficially own Limited Partnership Units in street name through brokers or nominees who indicated on their ballot that they do not have discretionary authority to vote such units or (iii) fail to return a properly executed proxy by Monday, August 6, 2007, will not be counted as having voted for any nominee. Accordingly, abstentions from voting, “broker non-votes” and ballots improperly executed or not returned by Monday, August 6, 2007, will have no effect on the outcome of the election.

Annual Report.   A copy of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any Limited Partner upon request to the Partnership, Attention: Director of Investor Relations, 39 Brighton Avenue, Allston, Massachusetts 02134.

ELECTION OF ADVISORY COMMITTEE MEMBER

The Partnership Agreement provides that the number of members of the Advisory Committee shall be fixed at three, and any vacancies shall be filled by the remaining member(s) of the Advisory Committee, subject to the approval of the Required Majority of Limited Partners. Messrs. Raffoul and DiGregorio, the current members of the Advisory Committee, have selected Robert J. Nahigian, Joseph R. Nolan, Jr. and Edward A. Sarkisian as nominees for election to the Advisory Committee. Each nominee that receives that number of affirmative votes which equals or exceeds the required majority shall be qualified for appointment to fill vacancies on the Advisory Board, and the nominee so qualified who receives the highest number of affirmative votes cast in his favor shall, assuming such number of votes equals or exceeds the Required Majority, be immediately appointed by Messrs. Raffoul and DiGregorio to fill the current vacancy on the Advisory Committee. The General Partner is soliciting the accompanying proxy card to facilitate the election and qualification of the three nominees selected by Messrs. Raffoul and DiGregorio. The following table sets forth the name of each nominee, his age, and other offices and positions, if any, which he holds with Partnership or his principal occupation.

Name, offices and positions with the Partnership and principal occupation	Age
Robert J. Nahigian	51

Mr. Nahigian has 34 years of real estate experience with 26 years exclusively in commercial and industrial real estate, and he is currently a principal of Auburndale Realty Co. which manages properties in Massachusetts, Florida, Missouri, California and Ohio aggregating 13.0 million square feet and $400 million. Previously, Mr. Nahigian has served as Director, Office/Industrial Division, of the The Robbins Group, Inc. and as the Vice President of The Norwood Group, Inc. He was also a former city planner and economic developer in Bowie, Maryland and served two years as the planner and technical analyst with Perkins and Will Architectural Firm in New York, New York. Mr. Nahigian is the author of five books and over eighty other published articles, columns and reports. He is also a licensed real estate broker in Massachusetts and New Hampshire. Mr. Nahigian received his bachelor’s degree, Cum Laude, from Lehigh University and earned a master’s degree in urban planning from Columbia University. He holds professional designations with the Society of Industrial and Office Realtors, The Counselors of Real Estate and the Royal Institute of Chartered Surveyors.

Joseph R. Nolan, Jr.	43

Mr. Nolan has served as Senior Vice President, Customer & Corporate Relations of NSTAR since 2000 and is responsible for all customer services including customer inquiries, account management, billing, metering, energy efficiency, government and regulatory relations at the local, state and federal levels, communication services, media relations, community relations and the NSTAR Foundation. He previously served as NSTAR’s Vice President, Government Affairs from 1999 to 2000 and was Director, Regulatory Relations for Boston Edison, NSTAR’s operating company, from 1996 to 1999. Mr. Nolan also serves on the boards of directors of the New England Council and the Massachusetts State Archives Commission and is a member of the board of overseers at Children’s Hospital in Boston. He is also a member of the communications and government relations committees of the Edison Electric Institute and the American Gas Association. Mr. Nolan holds a master’s degree in business administration from the Carroll School of Management at Boston College and a bachelor’s degree in communications from Boston College.

Edward A. Sarkisian	79

Mr. Sarkisian has served as a member of the board of directors of our General Partner since 1993. He also has been an investor in the Partnership since 1971, is presently a holder of Depositary Receipts and previously served as a member of the Advisory Committee from 1994 to 2004. Mr. Sarkisian was a consultant engineer for the United States Air Force, Division Chief and Program Manager, from 1965 to 1990. He was a design Engineer for Sylvania and RCA from 1943 to 1965 and he has been a real estate broker since 1970. Mr. Sarkisian is also the vice president of the National Association of Retired Federal Employees. He holds a BEE from the Polytechnic Institute of Brooklyn and a MSEE from Northeastern University.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding each class of partnership units beneficially owned as of December 31, 2006 by (i) each person known by the General Partner to beneficially own more than 5% of any class of partnership units, (ii) each director and officer of the General Partner and (iii) all directors and officers of the General Partner as a group. For purposes of this table, all Depositary Receipts are included as if they were converted back into Class A Units. The inclusion in the table below of any Units deemed beneficially owned does not constitute an admission that the named persons are direct or indirect beneficial owners of such Units. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the Units listed.

	Class A				Class B				General Partnership
Directors and Officers	Number of Units Beneficially Owned		% Of Outstanding Units Beneficially Owned		Number of Units Beneficially Owned		% Of Outstanding Units Beneficially Owned		Number of Units Beneficially Owned	% Of Outstanding Units Beneficially Owned
Harold Brown	(1)		(1)		24,761	(2)	75	%(2)	(3)	100	%(3)
c/o New England Realty Associates Limited Partnership 39 Brighton Avenue Allston, MA 02134
NERA 1994 Irrevocable Trust	(1)		(1)		0		0		0	0
c/o Dionne and Gass LLP 131 Dartmouth Street Boston, MA 02116
Ronald Brown	765	(4)	0.6	%(4)	8,254		25%		(3)	100	%(3)
c/o New England Realty Associates Limited Partnership 39 Brighton Avenue Allston, MA 02134
Guilliaem Aertsen	0		0		0		0		0	0
175 West Brookline Street Boston, MA 02118
Conrad DiGregorio	40		0.03%		0		0		0	0
34 Gladstone Street East Boston, MA 02128
Thomas Raffoul	696	(7)	0.5%		0		0		0	0
2219 Centre Street West Roxbury, MA 02132
Edward Sarkisian	22	(7)	0.02%		0		0		0	0
256 South Avenue Weston, MA 02493
NewReal, Inc.	0		0		0		0		1,738	100%
39 Brighton Avenue Allston, MA 02134
All directors and officers as a group	25,904	(5)	18.7	(5)	33,015	(6)	100	%(6)	(3)	100	%(3)

	Class A				Class B		General Partnership
Directors and Officers	Number of Units Beneficially Owned		% Of Outstanding Units Beneficially Owned		Number of Units Beneficially Owned	% Of Outstanding Units Beneficially Owned	Number of Units Beneficially Owned	% Of Outstanding Units Beneficially Owned
5% Owners that are not Directors and Officers
Mercury Real Estate Advisors LLC	0	(8)	0	%(8)	0	0	0	0
(“Mercury Advisors”) 3 River Road Greenwich, CT 06807
Mercury Special Situations Fund, LP	1,837	(8)	1.3	%(8)	0	0	0	0
3 River Road Greenwich, CT 06807
Mercury Special Situations Offshore Fund LTD	8,079	(8)	5.8	%(8)
3 River Road Greenwich, CT 06807
Silver Creek SAV LLC	1,064	(8)	0.8	%(8)
3 River Road Greenwich, CT 06807
GPC LXV, LLC	1,290	(8)	1.0	%(8)
3 River Road Greenwich, CT 06807

(1)             As of February 27, 2007, 21,061 Depositary Receipts are held of record by Harold Brown and 222,746 Depositary Receipts are held of record by the NERA 1994 Irrevocable Trust (the “Trust”), a grantor trust established by Harold Brown. The beneficiaries of the Trust are trusts for the benefit of children of Mr. Brown. During his lifetime, Mr. Brown is entitled to receive the income from the Trust and has the right to reacquire the Depositary Receipts held by the Trust provided that substitute assets are transferred to the Trust. Accordingly, Mr. Brown may be deemed to beneficially own the Depositary Receipts held by the Trust. Because a Depositary Receipt represents beneficial ownership of one-tenth of a Class A Unit, Harold Brown may be deemed to beneficially own approximately 24,381 Class A Units (approximately 17.6% of the outstanding Class A Units) and the Trust may be deemed to beneficially own approximately 22,275 Class A Units (approximately 16.1% of the outstanding Class A Units). Mr. Brown currently has no voting or investment power over the Depositary Receipts held by the Trust and disclaims beneficial ownership of such Depositary Receipts. Sally E. Michael and Robert Somma, as trustees of the Trust (the “Trustees”), share voting and investment power over the Depositary Receipts held by the Trust, subject to the provisions of the Trust, and thus may each be deemed to beneficially own the 222,746 Depositary Receipts held by the Trust. The Trustees have no pecuniary interest in the Depositary Receipts held by the Trust and disclaim beneficial ownership of such Depositary Receipts. Subsequent to February 27, 2007, the Depositary Receipts held by Harold Brown were transferred into the NERA 1994 Irrevocable Trust.

(2)             Consists of Class B Units held by the Trust. See Note (1) above. Harold Brown currently has no voting or investment power over the Class B Units held by the Trust and disclaims beneficial ownership of such Class B Units. The Trustees share voting and investment power over the Class B Units held by the Trust, subject to the provisions of the Trust, and thus may each be deemed to beneficially own the 24,761 Class B Units held by the Trust. The Trustees have no pecuniary interest in the Class B Units held by the Trust and disclaim beneficial ownership of such Class B Units.

(3)             Since Harold Brown and Ronald Brown are the controlling stockholders, executive officers and directors of NewReal, Inc., they may be deemed to beneficially own all 1,738 of the General Partnership Units held of record by NewReal, Inc.

(4)             Consists of 7,648 Depositary Receipts held of record jointly by Ronald Brown and his wife. Because a Depositary Receipt represents beneficial ownership of one-tenth of a Class A Unit, Ronald Brown may be deemed to beneficially own approximately 765 Class A Units.

(5)             Consists of the Class A Units described in Notes (1) and (4) above, plus those held by Messrs. DiGregorio, Raffoul and Sarkisian, as indicated in the table.

(6)             Includes the Class B Units described in Note (2) above.

(7)             See Item 10, “Compliance with Section 16(A) of the Securities Exchange Act of 1934.”

(8)             Mr. Malcolm F. MacLean IV (“Mr. MacLean”) and Mr. David R. Jarvis (“Mr. Jarvis”) are the Managing Members of Mercury Advisors which act as investment advisors to Mercury Special Situations. As such, Messrs. MacLean and Jarvis are deemed to have complete discretion with respect to the depositary receipts of the issuer held by each entity. The information with respect to Mercury Advisors and Mercury Special Situations is based on the Schedule 13G/A dated December 31, 2006, filed by such entities, Mr. MacLean and Mr. Jarvis with the Securities and Exchange Commission.

On November 13, 2000, the Partnership adopted a Policy for Establishment of Rule 10b5-1 Trading Plans. Pursuant to this Policy, the Partnership authorized its officers, directors and certain employees, shareholders and affiliates who are deemed “insiders” of the Partnership to adopt individual plans for trading the Partnership’s securities (“Trading Plans”), and established certain procedural requirements relating to the establishment, modification and termination of such Trading Plans. On May 14, 2001, the Partnership approved a Trading Plan of Harold Brown, providing for the purchase of up to 20,000 Depositary Receipts of the Partnership as such become available during the period from May 14, 2001 through May 13, 2002. Mr. Brown amended and restated this Trading Plan on November 19, 2001 to increase the number of Depositary Receipts which were to be purchased pursuant thereto from 20,000 to 50,000, expanding the date through which purchases could be made to September 30, 2002, and to provide that purchases under his Trading Plan were to be made only if the price per Depositary Receipt was $45.00 or less. On November 4, 2005, Mr. Brown amended and restated the Trading Plan expanding the date through which Depositary Receipts may be purchased through September 30, 2007 for up to 50,000 Depositary Receipts at prices up to $100 each.

ADVISORY COMMITTEE MEETINGS

The Advisory Committee meets from time to time with the General Partner to review the progress of the Partnership, assist the General Partner with policy formation, review the appropriateness, timing and amount of proposed distributions, approve or reject proposed acquisitions and investments with affiliates, and advise the General Partner on various other Partnership affairs. Pursuant to the Partnership Agreement, the Advisory Committee has no binding power except that it must approve certain investments and acquisitions or sales by the Partnership from or with affiliates of the Partnership.

Advisory Committee members and Ronald Brown, President and a director of the General Partner, and Harold Brown, Treasurer and a director of the General Partner, receive $500 for each committee meeting attended. Expenses for attending meetings are not reimbursed. The Advisory Committee held six meetings in 2006, and each member of the committee attended at least 75% of such meetings.

It is important that the proxies be returned promptly and that your Partnership Units be voted. You are urged to mark, date, execute and promptly return the accompanying proxy card.

By Order of the General Partner, NewReal, Inc.,
By:	Ronald Brown
President

NEW ENGLAND REALTY
ASSOCIATES LIMITED PARTNERSHIP LOGO

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.	☒

Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A  Election of Advisory Committee Members — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Nahigian	☐	☐	02 - Joseph R. Nolan, Jr.	☐	☐	03 - Edward Sarkisian	☐	☐

B   Non-Voting Items

Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

PROXY FOR VOTE

ALL VOTES WILL BE TABULATED ON MONDAY, AUGUST 6, 2007

THE BOARD OF DIRECTORS OF NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP SOLICITS THIS PROXY

The undersigned, hereby acknowledges receipt of the Notice and Proxy Statement dated June 29, 2007 for the election of Advisory Committee Members.

This Proxy when executed will be voted in the manner directed by the undersigned.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!